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                AMENDMENT NUMBER SIX TO INVESTOR RIGHTS AGREEMENT

         The undersigned hereby consents and agrees to this Amendment (this "Amendment") of that certain Investor Rights Agreement, dated as of March 31, 1992 and amended as of April 1, 1992, January 20, 1995, July 12, 1995, August 30, 1995 and December 2, 1995 (the "Agreement"), among Macromedia, Inc., a Delaware corporation formerly named MMAW Consolidation Corp. (the "Company"), and the Investors listed on Schedule A thereto, James R. Von Ehr, II, Kevin F. Crowder, Frederick Krueger, Richard Krueger, Josh Rosen, Mats Myrberg and John Dalton. The undersigned is currently a "Holder" as defined in the Agreement. This Amendment is contingent upon the closing of the merger of Iband, Inc., a California corporation ("Iband"), with and into the Company (the "Merger") and will be deemed given as of the date of the consummation of the Merger. References to Sections and capitalized terms in this Amendment that are not otherwise defined herein will have the meaning ascribed to them in the Agreement.

         1. S-3 Registration of Iband Shares and Aspen Shares

            (a) After the date hereof, Anthony Wood and Stephen Shannon (referred to herein as the "Iband Shareholders") may request in writing that the Company effect a registration on Form S-3 for the resale by such Iband Shareholder of all or any of the shares of Macromedia Common Stock that the Company issues to such Iband Shareholder upon consummation of the Merger (the shares of Macromedia Common Stock to be issued to the Iband Shareholders or either of them upon the Merger are referred to as the "Iband Shares"), and any related qualification or compliance with respect to all or a part of the Iband Shares owned by such Iband Shareholder. Upon receipt of such request, the Company will:

                (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to the other Iband Shareholder(s); and

                (ii) file a registration statement on Form S-3 as provided above within 30 days after receipt of such request and, as soon as practicable, effect such registration (and all such qualifications and compliances as may be so requested) as would permit the sale and distribution of all or such portion of such Iband Shareholder's Iband Shares as are specified in such request, together with all or a portion of the Iband Shares of the other Iband Shareholder joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however:

                     (A) that the Iband Shareholder(s) will sell Iband Shares pursuant to such registration only during an "Iband Permitted Window" (as defined below), only in "brokers' transactions" (as defined in Rule 144 under the Act) and only during the two-year period commencing with the effective date of the Merger; there will be no more than three "Iband Permitted Windows" under the registration statement, and there will be at least a 90-day interval between any two Iband Permitted Windows;

                     (B) no Iband Shareholder will sell any Iband Shares, and no Iband Permitted Window will commence, until after the publication of the first quarterly financial statements of the Company that include at least 30 days of combined operating results of the Company and Iband;

                     (C) no Iband Shareholder will sell pursuant to such registration, within 12 months after the date on which the Merger is consummated, 50% or more of the Iband Shares issued to such Iband Shareholder;

                     (D) that, if the Company furnishes to the Iband Shareholder(s) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of



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Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time (or, in the case a "Notice of Resale" (as defined below) has been given, that it would be seriously detrimental to the Company and its stockholders for the Iband Permitted Window to commence at such time) due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time and would have a material adverse affect upon the Company and its stockholders, the Company will have the right to defer the filing of the Form S-3 registration statement (or the commencement of the Iband Permitted Window, as the case may be) for a period of not more than 90 days after receipt of the request of the Iband Shareholder under this Section 1 (or after receipt of the Notice of Resale, as the case may be); provided, however, that the Company will not utilize this right more than once in any twelve month period; and provided further, however, that the Company will defer the filing of the Form S-3 registration statement (or the commencement of the Iband Permitted Window as the case may be) for the minimum time reasonably necessary in the good faith judgment of the Board of Directors; and

                     (E) that the Company will not be required to effect any such registration, qualification or compliance in any particular jurisdiction in which the Company would thereby be required to qualify to do business or to execute a general consent to service of process.

For the purposes of this Section 1, a "Iband Permitted Window" is a period of 30 consecutive calendar days commencing upon the Company's written notification to the Iband Shareholder in response to a Notice of Resale that the prospectus contained in the S-3 registration statement is available for resale. In order to cause an Iband Permitted Window to commence, an Iband Shareholder must first give written notice to the Company of such Iband shareholder's present intention to sell some or all of such Iband Shareholder's Iband Shares pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Iband Shareholder as soon as practicable, but in no event more than five business days after such receipt, that the prospectus contained in the registration statement is current (it may be necessary for the Company during this period to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that the Iband Permitted Window will commence on the date of such notice by the Company or that the Company is required under the Act and the regulations thereunder to amend the registration statement in order to cause the prospectus to be current (unless a certificate of the President is delivered as provided in (ii)(D) above). In the event that the Company determines an amendment is necessary as provided above, it will file and cause the amendment to become effective as soon as practicable; whereupon it will notify the Iband shareholder that the Iband Permitted Window will then commence.

            (b) After the date hereof, Aspen Ventures West II, L.P., Novus Ventures, and John R. Disbrow (referred to herein as the "Aspen Shareholders") may request in writing that the Company effect a registration on Form S-3 for the resale by such Aspen Shareholder of all or any of the shares of Macromedia Common Stock that the Company issues to such Aspen Shareholder upon consummation of the Merger and the execution of a certain Settlement and Release Agreement effective upon the consummation of the Merger (the shares of Macromedia Common Stock to be issued to the Aspen Shareholders or either of them are referred to as the "Aspen Shares"), and any related qualification or compliance with respect to all or a part of the Aspen Shares owned by such Aspen Shareholder. Upon receipt of such request, the Company will:

                (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to the other Aspen Shareholder(s); and

                (ii) file a registration statement on Form S-3 as provided above within 30 days after receipt of such request and, as soon as practicable, effect such registration (and all such qualifications and compliances as may be so requested) as would permit the sale and distribution of all or such portion of such Aspen Shareholder's Aspen Shares as are specified in such request, together with all or a portion of the Aspen Shares of the other Aspen Shareholder joining in such request as are


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specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however:

                     (A) that the Aspen Shareholder(s) will sell Aspen Shares pursuant to such registration only during an "Aspen Permitted Window" (as defined below), only in "brokers' transactions" (as defined in Rule 144 under the Act) and only during the two-year period commencing with the effective date of the Merger; there will be no more than three "Aspen Permitted Windows" under the registration statement, and there will be at least a 90-day interval between any two Aspen Permitted Windows;

                     (B) that, if the Company furnishes to the Aspen Shareholder(s) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time (or, in the case a "Notice of Resale" (as defined below) has been given, that it would be seriously detrimental to the Company and its stockholders for the Aspen Permitted Window to commence at such time) due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time and would have a material adverse affect upon the Company and its stockholders, the Company will have the right to defer the filing of the Form S-3 registration statement (or the commencement of the Aspen Permitted Window, as the case may be) for a period of not more than 90 days after receipt of the request of the Aspen Shareholder under this Section 1 (or after receipt of the Notice of Resale, as the case may be); provided, however, that the Company will not utilize this right more than once in any twelve month period; and provided further, however, that the Company will defer the filing of the Form S-3 registration statement (or the commencement of the Aspen Permitted Window as the case may be) for the minimum time reasonably necessary in the good faith judgment of the Board of Directors; and

                     (C) that the Company will not be required to effect any such registration, qualification or compliance in any particular jurisdiction in which the Company would thereby be required to qualify to do business or to execute a general consent to service of process.

For the purposes of this Section 1, an "Aspen Permitted Window" is a period of 30 consecutive calendar days commencing upon the Company's written notification to the Aspen Shareholder in response to a Notice of Resale that the prospectus contained in the S-3 registration statement is available for resale. In order to cause an Aspen Permitted Window to commence, an Aspen Shareholder must first give written notice to the Company of such Aspen Shareholder's present intention to sell some or all of such Aspen Shareholder's Aspen Shares pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Aspen Shareholder as soon as practicable, but in no event more than five business days after such receipt, that the prospectus contained in the registration statement is current (it may be necessary for the Company during this period to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that the Aspen Permitted Window will commence on the date of such notice by the Company or that the Company is required under the Act and the regulations thereunder to amend the registration statement in order to cause the prospectus to be current (unless a certificate of the President is delivered as provided in (ii)(D) above). In the event that the Company determines an amendment is necessary as provided above, it will file and cause the amendment to become effective as soon as practicable; whereupon it will notify the Aspen Shareholder that the Aspen Permitted Window will then commence.

            (c) All expenses incurred in connection with such registration, and any related qualification or compliance, including, without limitation, all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Iband and Aspen Shareholders (the fees of such counsel not to exceed $20,000) shall be borne by the Company.



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            (d) A registration effective pursuant to this Section 1 will not be counted as a demand for registration under Section 1.2 of the Agreement and will not trigger any registration or notice rights under Section 1.3 or 1.12 of the Agreement.

            (e) Paragraphs (b), (c), (d) and (f) of Section 1.4 of the Agreement will apply to a registration under this Section 1, provided that the term "Holder" will, for the purposes hereof be deemed to refer only to the Iband and Aspen Shareholders.

            (f) It will be a condition precedent to the obligations of the Company to register pursuant to this Section 1 any Iband or Aspen Shares of any Iband or Aspen Shareholders that such Iband or Aspen Shareholders furnish to the Company for inclusion in the S-3 registration statement such information regarding such Iband or Aspen Shareholder and the Iband or Aspen Shares held by such Iband or Aspen Shareholder as will be required to effect the registration of such Iband or Aspen Shareholders of Iband or Aspen Shares; provided, however that no Iband or Aspen Shareholders will be required to make any representations or warranties or agreements with the Company except as to such matters.

         2. Amendment of Definitions of "Registrable Securities" and "Holders." For purposes of Sections 1.9, 1.10, 1.11(a), (c) and (d), 1.13, 1.14, 1.15
(provided that the market stand-off provided for in Section 1.15 will apply to the Iband or Aspen Shares only if the Iband or Aspen Shareholders are permitted to include their Iband or Aspen Shares in the applicable registration without limitation) 1.16 and 3.1 through 3.9 (except that, notwithstanding anything to the contrary in Section 3.9, no amendment to the Agreement that materially changes this Amendment may be made without the written consent of the Iband Shareholder(s) holding at least a majority of the Iband Shares and the Aspen Shareholder(s) holding at least a majority of the Aspen Shares) of the Agreement (specifically excluding the other Sections of this Agreement), (a) the term "Registrable Securities" will be deemed to include the Iband and Aspen Shares and (b) the term "Holders" will be deemed to include the Iband and Aspen Shareholders so long as such individuals hold Iband or Aspen Shares. The provisions of Section 1.2, 1.3, 1.5, 1.6, 1.7, 1.8, 1.11(b), 1.12, 2.1, 2.2,
2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 will not apply to the Iband or Aspen Shareholders or any of their Iband or Aspen Shares. The provisions of Section
1.4 will apply to the Iband and Aspen Shareholders and their shares of Macromedia Common Stock only to the extent explicitly provided for in Section 1 of this Amendment.

         3. Effectiveness of Amendment. As provided in Section 3.9 of the Agreement, this Amendment shall be binding upon each holder of any Registrable Securities then outstanding, any future holder of such Registrable Securities and the Company. This Amendment shall be effective when (a) the written consent of Macromedia and the holders of a majority of the Registrable Securities currently outstanding is obtained, and (b) the Merger has been consummated as evidenced by the filing of the Agreement of Merger, the Articles of Merger and such other certificates and agreements as may be required by the Secretaries of State of the States of Delaware and California. This Consent shall be void and have no effect if the Agreement and Plan of Reorganization dated as of March 13, 1996 is terminated in accordance with its terms before the Merger is consummated.

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         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MACROMEDIA, INC.                                HOLDER OF REGISTRABLE SECURITIES

By:  /s/ John C. Colligan                       --------------------------------
     John C. Colligan, President                Authorized Signature
     and Chief Executive Officer
                                                --------------------------------
                                                Printed Name

                                                --------------------------------
                                                Authorized Signature

                                                --------------------------------
                                                Printed Name

ACCEPTANCE BY THE IBAND SHAREHOLDERS

Agreed to and Accepted:

/s/ Anthony Wood
Anthony Wood

/s/ Stephen Shannon
Stephen Shannon

ACCEPTANCE BY THE ASPEN SHAREHOLDERS

/s/Aspen Ventures West II, L.P                  /s/ John R. Disbrow
Aspen Ventures West II, L.P.                    John R. Disbrow

By:  ________________________________

Its:  _______________________________

/s/ Novus Ventures
Novus Ventures

By:  ________________________________

Its:  _______________________________



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